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                                                                      Exhibit 23

                     [Letterhead of PricewaterhouseCoopers]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Ophir Holdings Ltd., we hereby consent to the incorporation of our report dated February 21, 2001 on the financial statements of Ophir Holdings Ltd. December 31, 2000 included in this form lOK, into Ampal-American Israel Corporation's previously filed Registration Statement File No. 333-61895 and No. 333-55970.


Tel-Aviv, Israel                                         /s/ Kesseman & Kesseman
March 26, 2001